Exhibit 99.1

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Forward-Looking Statements Disclaimer Certain statements in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expects,” “believes,” “potential,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this presentation include statements regarding the safety, performance and benefits of the eSVS® Mesh; potential market size, market acceptance and future sales of the eSVS Mesh; anticipated enrollment, site activations and other aspects of the eMESH I clinical feasibility trial; the timing of certain clinical and regulatory milestones and our potential market capitalization. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. Such uncertainties and risks include, among others, risks associated with the eMESH I clinical feasibility trial, including enrollment, completion and the results; our future operating results and financial performance; market size and market acceptance of the eSVS Mesh; our ability to commercialize and sell the eSVS Mesh; and our ability to obtain coverage and reimbursement from third-party payors for the eSVS Mesh and the extent of such coverage. More detailed information on these and other factors that could affect our actual results are described in our SEC filings, including our annual report on Form 10-K filed on March 28, 2013 and subsequent periodic reports. We encourage you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. The forward-looking statements provided in this presentation speak only as of the date of this presentation and, except to the extent required by law, we undertake no obligation to update any forward-looking statement because of new information, future events or other factors.

Our Founder, Chairman and CEO Manny Villafaña is our founder and the Chairman and CEO of Kips Bay Medical. Mr. Villafaña is globally recognized as a “Living Legend of Medicine”, an award-winning USA Master Entrepreneur, a member of the Minnesota Business and Science & Technology Halls of Fame and the past founder of medical device companies that have transformed the industry of cardiac surgery and improved the lives of millions. Co-inventor of the first lithium powered pacemaker and founder of Cardiac Pacemakers, Inc./Guidant. All pacemakers now incorporate this technology. Co-developer of the St. Jude heart valve and founder of St. Jude Medical, Inc. This is the most commonly used prosthesis in the world. Co-inventor of the ATS heart valve and founder of ATS Medical, Inc. (now part of Medtronic, Inc.) Founder of Kips Bay Medical, Inc.

$400 Million A Long History of Value Creation $27.2 B $15B+ Market Cap

What is CABG? Coronary Artery Bypass Grafting involves the construction of an alternative path to bypass a narrowed or occluded coronary artery and restore blood flow from the aorta to an area past the occlusion. Coronary Artery Bypass Grafting (CABG)

Internal Mammary Artery Saphenous Vein Synthetic Graft Implant Years 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 G r a f t P a t e n c y Coronary Artery Bypass Grafts Saphenous veins are larger in diameter and lack the thick muscular wall necessary to withstand the significantly higher pressure at the heart. Vein Grafts Don’t Last as Long as Arterial Grafts

What We Do The innovative, new eSVS Mesh is designed to be fitted on the outside of a saphenous vein graft to strengthen the vein and to give that vein graft the physiological attributes of an artery by: Strengthening the vein graft to prevent vessel expansion and the resulting damage Reducing vein graft diameter (radial constriction), leading to faster, arterial-like blood flow within the graft. Matching typical compliance (pulsing) of an artery. eSVS® Mesh = external saphenous vein support eSVS Mesh Concept: If we can prevent the damage-causing expansion, we can prevent the neointimal hyperplasia (graft wall thickening) and the resulting vein graft disease thereby significantly extending the life of the graft and significantly improving the quality of life for the patient.

Angiographic Results Control vs. Mesh at 9 Months (Human) Untreated Venous Graft “Control” (1) Venous Graft Treated with eSVS Mesh (2) View Angiograms On-line

Angiographic Results Control vs. eSVS Mesh at 9 Months (Human) Venous Graft Treated with eSVS Mesh (4) Untreated Venous Graft “Control” (3) View Angiograms On-line

36 months (6) 9 months (5) Angiographic Results Venous Graft Treated with eSVS Mesh Same Patient at 9 and 36 Months View Angiograms On-line

36 months (8) 9 months (7) Angiographic Results Venous Graft Treated with eSVS Mesh Same Patient at 9 and 36 Months View Angiograms On-line

CABG - Standard of Care for Multivessel Disease

Study: Synergy Between Percutaneous Coronary Intervention with Taxus and Cardiac Surgery (the "SYNTAX" study)

- Originally published in the *New England Journal of Medicine* March 2009.
- Five-year follow up data published in *The Lancet* February 2013.
- Evaluated long-term patient outcomes based upon survival rate and need for re-intervention after CABG surgery and PCI (stenting).
- **Concluded CABG is the more effective long-term treatment for multivessel or left main coronary artery disease.**

Study: Strategies for Multivessel Revascularization in Patients with Diabetes (the "Freedom Trial")

- Published in the *New England Journal of Medicine* December 2012.
- Enrolled 1,900 diabetic patients at 140 international centers with a minimum 2-year follow-up.
- Evaluated the use of drug-eluting stents versus CABG in the treatment of diabetic patients.
- **Determined death rates and myocardial infarction (heart attack) rates were higher in patients receiving drug-eluting stents than in patients receiving CABG.**

Practice Guidelines Recommend Bypass Surgery for Triple Vessel and Left Main Disease

- American Heart Association journal *Circulation* 2009.
- **CABG is the only appropriate method of coronary revascularization for patients with triple vessel disease or left main disease.**

KIPS BAY MEDICAL, INC.

CABG Procedures: 800,000 annually with 3.5 Grafts per Procedure of which 2.5 Grafts per Procedure are Saphenous 2.0 Million Potential eSVS MESH Grafts Annually Wholesale ASP @ $1,200 per unit Retail ASP @ $2,500 per unit 70%+ margin potential Annual World-Wide Market =

“eMESH I” Feasibility Trial for U.S. FDA – in progress International Feasibility Trial – CE Mark Approval – May 2010 Supported CE Mark approval Created significant questions for the FDA Follow-up Angio’s from first International Trail Dubai, UAE – single center experience (complete) Switzerland – single center experience (in-process) Clinical Progress of the eSVS Mesh Page 14

“eMESH I” Clinical Feasibility Trial A study designed to demonstrate to the U.S. FDA the initial safety and performance of the eSVS Mesh: Prospective, randomized study of up to 120 patients. Currently targeting 10 investigational sites in Europe and 4* in the U.S. Primary performance endpoint is the angiographic patency rate at six months (patent= “<50%” blockage). * Staged enrollment in the U.S. – FDA requiring early review of results from 10 patients prior to allowing expanded U.S. enrollment. Currently approved for 15 patients at 4 sites in the U.S.

eMESH I Trial Sites

- **OUS Sites**
  - University Hospital Bern, Switzerland - Dr. Lars Englberger (International PI)
  - Bordeaux University Hospital, Pessac, France - Prof. Louis Labrousse
  - C.H.U. Dupuytren, Limoges, France - Dr. Marc Laskar
  - G. Pasquinucci Heart Hospital, Massa, Italy - Dr. Mattia Glauber
  - University Hospital Nantes, Nantes, France – Dr. Jean-Christian Roussel
  - Catharina Ziekenhuis, Eindhoven, Netherlands – Dr. Eric Berreklouw
  - Royal Brompton Hospital, London, UK – Dr. Anthony de Souza
  - Ospedale Cardiologico, Ancona, Italy – Dr. Giuseppe Rescigno
- **US Sites (and potential US sites)**
  - Emory University Hospital, Atlanta, GA - Dr. John Puskas (USA PI)
  - Mayo Clinic, Rochester, MN – Dr. Hartzell Schaff
  - Texas Heart Institute, Houston, TX – Dr. Billy Cohn
  - NE Georgia Health System, Gainsville, GA – Dr. Alan Wolfe
  - Lenox Hill Hospital, New York, NY – Dr. Gregory Fontana (pending)
  - Cleveland Clinic, Cleveland, OH - Dr. Joseph Sabik (pending)
  - Beth Israel Medical Center, New York, NY – Dr. Robert Tranbaugh (pending)

KIPS BAY MEDICAL, INC.

Dr. Uwe Klima, Professor, MD - American Hospital Dubai. Retrospective implant study with prospective follow-up of commercially implanted eSVS Mesh. All eligible SVGs treated with eSVS Mesh. Patients underwent follow-up CT angiography an average of 6 months (3-14 months) post implant. 30 eSVS Mesh devices implanted in 15 patients. Dubai, UAE Retrospective Study 93.3% 86.3% 60% 70% 80% 90% 100% Klima Study Patients International Control Group Patency Rates

The eSVS Mesh holds this vein graft open for easier suturing and the graft does not kink as it drapes over the side of the surgical towel.

eSVS Mesh Supported Vein Graft 6 Months CT Scan (Human) The eSVS Mesh is compatible with CT Imaging

IVUS Interpretation eSVS and Control Vein Segments 14 months Post Implant (Single Frame at Mid Graft) Control Vein LCX eSVS Mesh Vein RCA Intravascular ultrasound reveals the wall thickening in the “Control” graft

Upcoming Milestones 2012

 Independent distributor model We require distributor to have an established client base in cardiac surgery Currently have 13 distributors covering 45 countries All contracts in US dollars Mr. Villafaña has established commercially successful independent distributor networks in past companies: Cardiac Pacemakers, Inc./Guidant Corporation St. Jude Medical, Inc. ATS Medical, Inc. International Marketing Strategy

Our issued patents and pending patent applications include claims directed towards: resilient and compliant structure. providing structural support which inhibits vessel expansion. providing a graft with physiological attributes similar to those of an artery. methods critical to the surgical procedure. delivery system design and implant deployment method. 5 issued patents and 3 applications pending in the US 6 issued international patents and 6 applications pending Includes 1 patent issued by the European Patent Office which has been registered and validated in 8 countries. Solid Intellectual Property Position

Knitted Nitinol Technology CABG Surgery Dialysis Access Grafts Synthetic Grafts for CABG Peripheral Bypass Surgery Platform for the Future

Capitalization - June 29, 2013 Debt - - % Common Stock $0.01 par value common shares (40M authorized) 26,979,079 85.66% Undesignated preferred shares (10M authorized) - - % Option Pool: Option shares granted & outstanding - '07 Plan 1,473,750 4.68% Option shares granted & outstanding - '13 Plan 0 0.00% Option Shares Available for Future Grants 2,440,000 7.75% Total Option Pool 3,913,750 12.43% Underwriters Options: IPO 103,125 0.33% Secondary Offering 500,000 1.59% Total Common and Potential Options 31,495,954 100.00%

New medical technology in a company founded by Manny Villafaña. CE Mark approval & 500+ implants to date - early indication of device success. Experienced management team with history of success. eSVS MESH technology to address limitations in CABG surgery with world-wide potential for 2.0 million eSVS Mesh grafts annually. Very low (venture capital level) market capitalization. Feasibility trial for U.S. FDA is in process. Platform technology; ideal growth opportunity for strategic partner. Strong IP position with 18 patents covering core device technology & design issued in 12 countries. Clean & efficient capital structure: - Low cash burn rate. - No debt / No preferred stock. Investment Highlights

Thank You!

Descriptions of the angiogram videos included in this presentation The foregoing presentation includes a series of embedded coronary angiogram videos. An angiogram is an X-ray test that uses a special dye and camera (fluoroscopy) to take pictures of the blood flow in an artery or a vein. During a coronary angiogram, a dye is injected into the blood vessels of patient’s heart. The X-ray machine rapidly takes a series of images (angiograms), offering a detailed look at the inside of a patient’s blood vessels Slide No. Description 8 (1) An untreated saphenous vein graft in a human 9 months after graft implantation, which shows a lesion mid-way through the graft. 8 (2) A saphenous vein graft treated with the eSVS MESH in the same human as in (1) above 9 months after graft implantation, which shows a uniform lumen throughout the graft with good blood flow. 9 (3) An untreated saphenous vein graft in a human 9 months after graft implantation, which shows a stenosis (narrowing) in the proximal section and diminished blood flow through the graft. 9 (4) A saphenous vein graft treated with the eSVS MESH in the same human as in (3) above 9 months after graft implantation, which shows a uniform lumen and good blood flow through the graft. 10 (5) A saphenous vein graft treated with the eSVS MESH in a human 9 months after graft implantation, which shows uniform lumen and good blood flow through the graft. 10 (6) The same saphenous vein graft treated with the eSVS MESH as in (5) above 36 months after graft implantation, which shows uniform lumen and good blood flow through the graft demonstrating virtually no change in the condition of the graft over the intervening 27 months. 11 (7) A saphenous vein graft treated with the eSVS MESH in a human 9 months after graft implantation, which shows uniform lumen and good blood flow through the graft. 11 (8) The same saphenous vein graft treated with the eSVS MESH as in (5) above 36 months after graft implantation, which shows uniform lumen and good blood flow through the graft demonstrating virtually no change in the condition of the graft over the intervening 27 months.